                               13,622,500 SHARES



                         INTERNATIONAL HOME FOODS, INC.



                                  COMMON STOCK



                             UNDERWRITING AGREEMENT

                               13,622,500 Shares

                         INTERNATIONAL HOME FOODS, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                                __________, 1997

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BT ALEX. BROWN INCORPORATED
CHASE SECURITIES, INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. INCORPORATED
  As representatives of the several Underwriters named in Schedule I hereto
    c/o Donaldson, Lufkin & Jenrette Securities Corporation
      277 Park Avenue
      New York, New York 10172


DONALDSON, LUFKIN & JENRETTE
  INTERNATIONAL LIMITED
BT ALEX. BROWN INTERNATIONAL PLC
CHASE MANHATTAN SECURITIES LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
GOLDMAN, SACHS INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL
  As representatives of the several Underwriters named in Schedule I hereto
    c/o Donaldson, Lufkin & Jenrette International Limited
      99 Bishopsgate
      London, EC2M-3YM, England

Dear Sirs:

         International Home Foods, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below), 10,526,539 shares of its common stock, par value $.01 per share, and a stockholder of the Company named in Schedule I hereto (the "SELLING STOCKHOLDER") proposes to sell to the several Underwriters an 3,091,141 shares of common stock of the Company (the "U.S. FIRM SHARES"). It being understood that subject to the conditions hereinafter stated, 10,898,000 Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in
Schedule II hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement between U.S. Underwriters and International Managers of even date herewith), and 2,724,500 Firm Shares (the "INTERNATIONAL FIRM SHARES") will be sold to the several International Managers named in Schedule III hereto (the "INTERNATIONAL MANAGERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than the United States and Canadian Persons. Donaldson, Lufkin & Jenrette Securities Corporation, BT Alex. Brown Incorporated, Chase Securities Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Donaldson, Lufkin & Jenrette International Limited, BT Alex. Brown International, a Division of Bankers Trust PLC, Chase Manhattan International Limited, Credit Suisse First Boston (Europe) Limited, Goldman, Sachs International and Morgan Stanley & Co. International, shall act as representatives of the several International Managers. The U.S. Underwriters and the International Managers are hereinafter collectively referred to as the "UNDERWRITERS". The Company and the Selling Stockholder are hereinafter sometimes referred to collectively as the "SELLERS".

         The Company also proposes to issue and sell not more than 2,043,374 shares of Common Stock and the Selling Stockholder proposes to sell not more than 464,421 shares of common stock (or not more than 2,043,375 shares in the aggregate) (collectively, the "ADDITIONAL SHARES"), if requested by the U.S. Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "SHARES". The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK".

         SECTION 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-1, including a prospectus, relating to the Shares, which may be amended. The registration statement contains two prospectuses to be used in connection with the offering and sale of the shares: the U.S. Prospectus to be used in connection with the offering and sale of shares in the United States and Canada to United Stated and Canadian Persons, and the international prospectus, to be used in connection





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
with the offering and sale of Shares outside the United States and Canada to person other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the front and back cover pages. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter collectively referred to as the "REGISTRATION STATEMENT"; and the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter referred to as the "PROSPECTUS". If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "RULE 462(B) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

         SECTION 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell 10,526,359 Firm Shares, (ii) the Selling Stockholder agrees to sell 3,096,141 Firm Shares and (iii) each Underwriter agrees, severally and not jointly, to purchase from each Seller at a price per Share of $______ (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) set forth opposite the name of such Underwriter in Schedules II and III hereto.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions , the Company agrees to issue and sell up to 1,578,974 of the Additional Shares and the Selling Stockholder agrees to sell up to 464,421 of the Additional Shares and the U.S. Underwriters shall have the right to purchase, severally and not jointly, up to 2,043,375 Additional Shares from the Company and the Selling Stockholder at the
Purchase Price.   Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm
Shares.   The U.S. Underwriters may exercise their right to purchase Additional
Shares in whole or in part from time to time by giving written notice thereof to the Company and the Selling Stockholder within 30 days after the date of this Agreement; provided, however, that in the event that the U.S. Underwriters do no exercise their over-allotment option in full, the first 464,421 Additional Shares shall be purchased from the Selling Stockholder, with the remainder, if any, to be purchased from the Company. The U.S. Representatives shall give any such notice on behalf of the U.S. Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than one full business day after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such
notice has been given.   If any Additional Shares are to be purchased, each
U.S. Underwriter, severally and not jointly,





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
agrees to purchase from each Seller the number of Additional Shares (subject to adjustment to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from such Seller as the number of U.S. Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule I bears to the total number of U.S. Firm Shares.

         Each Seller hereby agrees, severally and not jointly, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan consistent with past practice and (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. In addition, the Selling Stockholder agrees that, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) the Selling Stockholder, (ii) each of the directors and officers of the Company and
(iii) each stockholder listed on Annex I hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation,
(A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. In addition, each such director, officer, and stockholder may make a bona fide gift or gifts or may make a distribution to limited partners or shareholders provided that such transferee or transferees similarly agree in writing for the benefit of the Representatives to the effect set forth in (A) and (B) above for a period of 180 days after the date of the Prospectus.





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
         The Company hereby confirms its engagement of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") as, and DLJ hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter", within the meaning of Section (b)(15) of Rule 2720 of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Shares. DLJ, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the "QIU". As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $5,000 on the Closing Date. The price at which the Shares will be sold to the public shall not be higher than the maximum price recommended by the QIU.

         SECTION 3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         SECTION 4.     Delivery and Payment.  Delivery to the Underwriters
of and payment for the Firm Shares shall be made at 9:00 A.M., New York City
time, on   __________ , 1997 (the "CLOSING DATE") at such place as you shall designate. The Closing Date and the location of delivery of and payment for the Firm Shares may be varied by agreement between the U.S. Representatives and the Company.

         Delivery to the U.S. Underwriters of and payment for any Additional Shares to be purchased by the U.S. Underwriters shall be made at such place as the U.S. Representatives shall designate at 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to
Section 2 (an "OPTION CLOSING DATE"). Any such Option Closing Date and the location of delivery of and payment for such Additional Shares may be varied by agreement between the U.S. Representatives and the Company.

         Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the respective Sellers, for the respective accounts of the several Underwriters, against payment to the Sellers of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City.

         SECTION 5. Agreements of the Company. The Company agrees with you:

         (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information,





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
(ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and
(v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

         (b) To furnish to you three signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, with and without exhibits, as you may reasonably request.

         (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its reasonable efforts to cause any such amendment to the Registration Statement to become promptly effective.

         (d) Promptly after the Registration Statement becomes effective and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

         (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

         (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

         (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending December 31, 1998, that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

         (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

         (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and any Selling Stockholder's counsel (in addition to the Company's counsel) in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any





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
transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and reasonable disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the New York Stock Exchange, Inc. (the "NYSE"),
(vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar and/or depositary, (ix) the fees and expenses of the QIU (including the fees and disbursements of counsel for the QIU), and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder hereunder for which provision is not otherwise made in this Section. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholder may otherwise have for allocation of such expenses among themselves.

         (j) To use its reasonable efforts (i) to list, subject to notice of issuance, the Shares on the NYSE and (ii) provided that the Company is a reporting company under Section 12(b), 12(g) or 15(d) of the Exchange Act, to maintain the listing of the Shares on the NYSE for a period of three years after the date of this Agreement.

         (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

         (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         SECTION 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

         (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this

Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

         (b) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act,
(iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and
(iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (d) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as disclosed in the Registration Statement.

         (f) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

         (g) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature except as disclosed in the Prospectus.

         (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

         (i) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except for such defaults which, individually or in the aggregate, could not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (j) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any





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
of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

         (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

         (l) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

         (m) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws and rules and regulations promulgated by the U.S. Food and Drug Administration (the "FDA"), as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and, except as described in the Prospectus, such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (n) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (o) In each case, except as described in the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, or except as such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exception as would not have a material adverse effect on the business, prospects, financial condition or results or operations of the Company and its subsidiaries, taken as a whole.

         (p) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patents rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary of confidential information, systems or procedures), trademarks, services marks and trade names ("intellectual property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (q) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a material adverse effect on the business, prospects, financial conditions or results of operations of the Company and its subsidiaries, taken as a whole.

         (r) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(f)(2) under the Act has indicated to the Company that it is considering the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company.

         (s) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described.

         (t) The pro forma financial statements of the Company and its subsidiaries and the related notes thereto set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries (except for the pro forma adjustments specified therein), give effect to the assumptions used in the preparation thereof on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Registration statement and the Prospectus. Such pro forma financial statements have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission. The other pro forma financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

         (u) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or to the best knowledge of the Company threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any state or local labor relations board,
(ii) strike, labor dispute, slowdown or stoppage pending or to the best knowledge of the Company threatened against the Company or any of its subsidiaries or (iii) union representation question existing with respect to the employees of the Company and its subsidiaries, except for such actions specified in clause (i), (ii) or (iii) above, which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (v) The Company and each of its subsidiaries maintains a system or internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principle and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (w) All materials tax returns to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

         (x) This Agreement has been duly authorized, executed and delivered by the Company.

         (y) Coopers & Lybrand, L.L.P., KPMG Peat Marwick LLP and Arthur Andersen LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

         (z) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on the basis of the assumptions described in the Registration Statement.

         (aa) The execution, delivery and performance of each of (i) that certain Stock Purchase agreement dated as of September 29, 1997 by and between the AHFP Holding Corporation, the Selling Securityholders named therein and DM U.S. Holding Corp. and that certain Agreement and Plan of Reorganization dated as of September 30, 1997 by and between the Company and AHFP Holding Corporation, (ii) that certain Stock Purchase Agreement by and among the Company Creative Products, Inc. of Rossville, and the individuals listed on Schedule I thereto and [(iii) that certain letter of intent by and between the Company and Orleans Food Company (collectively, the "Acquisition Agreements") does not and will not (A) violate, conflict with or result in the breach of any provision of the Company's articles of incorporation or by-laws or other organizational documents, as applicable, of the Company which would have a material adverse effect on the ability of the Company or any of its subsidiaries to consummate the transactions contemplated by this Agreement, (B) conflict with or violate any law or governmental order applicable to the Company or any of its subsidiaries which would have a material effect on the ability of the Company to consummate the transactions contemplated by this Agreement or (C) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or the lapse of time, or both, would become a default) under, require any consent under, or give to others any right of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any liens, encumbrances or defects on any of the assets or the properties of the Company or its subsidiaries pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company or its subsidiaries is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

         (bb) The execution, delivery and performance of each of the Acquisition Agreements does not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any governmental authority or any other third party, except the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         (cc) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (dd) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include such securities with the Shares registered pursuant to the Registration Statement which right has not been waived.

         (ee) Except as disclosed in the Prospectus, since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long- term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent which individually or in the aggregate, could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (ff) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         SECTION 7. Representations and Warranties of the Selling Stockholders. The Selling Stockholder represents and warrants to each Underwriter that:

         (a) The Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has (except for restrictions pursuant to that certain Agreement of Sale and Plan of Merger by and among AHP Subsidiary Holding Corporation, American Home Products, Inc. and AHFP Holding Corporation and AHFP Acquisition Corporation (the "AHP Agreement"), and on the Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever (other than restrictions on transfer imposed by applicable law).

         (b) The Shares to be sold by the Selling Stockholder have been duly authorized and are validly issued, fully paid and non-assessable.

         (c) The Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement, the Custody Agreement signed by the Selling Stockholder and International Home Foods, Inc., as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney of the Selling Stockholder appointing certain individuals as the Selling Stockholder's attorneys-in-fact (the "ATTORNEYS") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the "POWER OF ATTORNEY") and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder in the manner provided herein and therein.

         (d) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

         (e) The Custody Agreement of the Selling Stockholder has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder.

         (f) The Power of Attorney of the Selling Stockholder has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding instrument of the Selling Stockholder, and, pursuant to such Power of Attorney, the Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on the Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by the Selling Stockholder pursuant to this Agreement.

         (g) Upon delivery of and payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, assuming that the Underwriters shall have purchased the Shares to be sold by the Selling Stockholder for value in good faith and without any adverse claim, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

         (h) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of the Selling Stockholder by or on behalf of the Selling Stockholder, the compliance by the Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of the Selling Stockholder, or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Selling Stockholder and to which to the Selling Stockholder is a party or by which the Selling Stockholder or any property of the Selling Stockholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Selling Stockholder or any property of the Selling Stockholder.

         (i) The information in the Registration Statement under the caption "Principal and Selling Stockholder" which specifically relates to the Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (j) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(i), the Selling Stockholder will immediately notify you of such change.

         (k) Each certificate signed by or on behalf of the Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Selling Stockholder to the Underwriters as to the matters covered thereby.

         SECTION 8. Indemnification of QIU. (a) The Company agrees to indemnify and hold harmless the QIU, its directors, its officers and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) related to, based upon or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the QIU's activities as QIU under its engagement pursuant to Section 2 hereof, except in the case of this clause (ii) insofar as any such losses, claims, damages, liabilities or judgments are found in a final judgment by a court of competent jurisdiction, not subject to further appeal, to have resulted solely from the willful misconduct or gross negligence of the QIU.

         (b) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) (the "QIU INDEMNIFIED PARTY"), the QIU Indemnified Party shall promptly notify the Company in writing and the Company shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the QIU Indemnified Party and the payment of all fees and expenses of such counsel, as incurred. Any QIU Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the QIU Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the QIU Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the QIU Indemnified Party and the Company, and the QIU Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the QIU Indemnified Party). In any such case, the Company shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all QIU Indemnified Parties, which firm shall be designated by the QIU, and all such fees and expenses shall be reimbursed as they are incurred. The Company shall indemnify and hold harmless the QIU Indemnified Party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the Company shall have received a request from the QIU Indemnified Party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the Company) and, prior to the date of such settlement,
the Company shall have failed to comply with such reimbursement request.   The
Company shall not, without the prior written consent of the QIU Indemnified Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the QIU Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the QIU Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the QIU Indemnified Party.

         (c) To the extent the indemnification provided for in this Section 8 is unavailable to a QIU Indemnified Party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then the Company, in lieu of indemnifying such QIU Indemnified Party, shall contribute to the amount paid or payable by such QIU Indemnified Party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(c)(i) above but also the relative fault of the Company on the one hand and the QIU on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company as set forth in the table on the cover page of the Prospectus, and the fee received by the QIU pursuant to Section 2 hereof, bear to the sum of such total net proceeds and such fee. The relative fault of the Company on the one hand and the QIU on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the QIU and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and whether the QIU's activities as QIU under its engagement pursuant to Section 2 hereof involved any willful misconduct or gross negligence on the part of the QIU.

         The Company and the QIU agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a QIU Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such QIU Indemnified Party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (d) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any QIU Indemnified Party at law or in equity.

         SECTION 9. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

         (b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment. Notwithstanding the foregoing, the aggregate liability of the Selling Stockholder pursuant to this
Section 9(b) shall be limited to an amount equal to the total proceeds (before deducting expenses) received by the Selling Stockholder from the Underwriters for the sales of the Shares sold by the Selling Stockholder hereunder.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Selling Stockholder and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

         (d) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to each of Sections 9(a), 9(b) and 9(c) the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(d), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such control persons of any Selling Stockholder, such firm shall be designated in writing by the Attorneys and the Selling Stockholder. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action
(i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have requested from the indemnified party for reimbursement for the fees and expense of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action.

         (e) To the extent the indemnification provided for in this Section 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the Sellers on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9(e) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

         (f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         SECTION 10. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

         (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

         (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the Chairman and Chief Executive Officer and President of the Company, confirming the matters set forth in Sections 6(t), 10(a) and 10(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

         (d) Except as disclosed in the Prospectus, since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such described in clause 10(d)(i), 10(d)(ii) or 10(d)(iii), in your judgment, has or would have a material adverse effect on the business, prospects financial condition or results of operations of the Company and its subsidiaries taken as a whole and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Vinson & Elkins L.L.P., counsel for the Company, to the effect that:

                          (i) the Company has been duly incorporated and each of the Company, I.H.F.P., Inc., a Delaware corporation,
                 M. Polaner, Inc., a Delaware corporation, Heritage Brands Holdings, Inc., a Delaware corporation, Heritage Brands, Inc., a Delaware corporation, Campfire, Inc., a Delaware corporation, Bumble Bee Acquisition Corporation, a Delaware corporation, BBII Acquisition Corporation, a Delaware corporation, Creative Products of Rossville, Inc., a Delaware corporation, Orleans Seafood, Inc., a Delaware corporation, Luck's Incorporated, a Delaware corporation, and DM U.S. Holding Corp., a Delaware corporation (collectively the "Domestic Subsidiaries") is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

                          (ii) each of the Company and the Domestics Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Domestic Subsidiaries, taken as a whole;

                          (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                          (iv) all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly authorized and validly issued and are fully paid, non- assessable and not subject to any preemptive or similar rights;

                          (v) the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                          (vi) all of the outstanding shares of capital stock of each of the Company's Domestic Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and (except for director's qualifying shares) are owned by the Company, directly or indirectly through one or more subsidiaries, and, to the best of such counsel's knowledge, are free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (other than liens and security interest created pursuant to the Senior Bank Facilities or the Indenture (each as defined in the Prospectus) or law);

                          (vii) this Agreement has been duly authorized, executed and delivered by the Company;

                          (viii) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge after due inquiry, pending before or have been threatened by the Commission;

                          (ix)    the statements under the captions
                 "Business-Certain Legal and Regulatory Matters" (other than -- "Food Safety and Labeling" and -- "Federal Trade Commission"), "Certain Relationships and Related Transactions", "Risk Factors-Restrictive Debt Covenants", "Risk-Factors - Shares Eligible for Future Sale, Registration Rights Agreement", and "Description of Capital Stock", Description of Indebtedness" and "Underwriting" in the Prospectus and Items 14 and 15 of
                 Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                          (x) to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its Domestic Subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its Domestic Subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or other instrument to which the Company or any of its Domestic Subsidiaries is a party or by which the Company or any of its Domestic Subsidiaries or their respective property is bound except for such defaults which, individually or in aggregate could not have a material adverse effect on the Company and its Domestic Subsidiaries taken as a whole;

                          (xi) the execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the Act or other securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its Domestic Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Domestic Subsidiaries, taken as a whole, to which the Company or any of its Domestic Subsidiaries is a party or by which the Company or any of its Domestic Subsidiaries or their respective property is bound, (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its Domestic Subsidiaries or their respective property or (D) result in the suspension, termination or revocation of any Authorization of the Company or any of its Domestic Subsidiaries that is material to the Company and its Domestic Subsidiaries, taken as a whole, or any other impairment of the rights of the holder of any such Authorization;

                          (xii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Domestic Subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

                          (xiii) to the best of such counsel's knowledge after due inquiry, no relationship, direct or indirect, exists between or among the Company or any of its Domestic Subsidiaries on the one hand, and the directors, officers or stockholders of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described;

                          (xiv) to the best of such counsel's knowledge after due inquiry, the execution delivery and performance by the Company of each of the Acquisition Agreements does not and will not (A) violate, conflict with or result in the breach of any provision of the Company's articles of incorporation or by-laws or other organizational documents, as applicable, of the Company which would have a material adverse effect on the ability of the Company or any of its Domestic Subsidiaries to consummate the transactions contemplated by this Agreement,
                 (B) conflict with or violate any law or governmental order applicable to the Company or any of its subsidiaries which would have a material effect on the ability of the Company to consummate the transactions contemplated by this Agreement or
                 (C) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or the lapse of time, or both, would become a default) under, require any consent under, or give to others any right of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any liens, encumbrances or defects on any of the assets or the properties of the Company or its Domestic Subsidiaries pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company or its Domestic Subsidiaries is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

                          (xv) The execution, delivery and performance of each of the Acquisition Agreements does not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any governmental authority or any other third party, except the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                          (xvi) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                          (xvii) except as described in the Registration Statement, to the best of such counsel's knowledge after due inquiry, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement that have not been waived in connection with the offering;

         In addition to the matters set forth above, such opinion shall include a statement that the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and other financial data and statistical information and data included therein as to which no opinion need be expressed) comply as to form in all material respects with the Act, (B) such counsel has no reason to believe that at the time the Registration Statement became effective or on the date of this Agreement, the Registration Statement and the prospectus included therein (except for the financial statements and other financial data and statistical information and data as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) such counsel has no reason to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial data and statistical information and data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         The opinion of Vinson & Elkins L.L.P. described in Section 10(e) above shall be rendered to you at the request of the Company and shall so state therein.

         (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Louis L. Hoynes, Jr., General Counsel, counsel for the Selling Stockholder, to the effect that:

                          (i) the Selling Stockholder is the lawful owner of the Shares to be sold by the Selling Stockholder pursuant to this Agreement and has good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever;

                          (ii) the Selling Stockholder has full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and the Power of Attorney of the Selling Stockholder and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder in the manner provided herein and therein;

                          (iii)   the Custody Agreement of the Selling
                 Stockholder has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder;

                          (iv)    the Power of Attorney of the Selling
                 Stockholder has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding instrument of the Selling Stockholder, and, pursuant to such Power of Attorney, the Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on the Selling Stockholder's behalf this Agreement and any other document they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by the Selling Stockholder pursuant to this Agreement;

                          (v) upon delivery of and payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, assuming that the Underwriters shall have purchased the Shares to be sold by the Selling Stockholder for value in good faith and without any adverse claim, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever; and

                          (vi) the execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of the Selling Stockholder by the Selling Stockholder, the compliance by the Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of the Selling Stockholder, if the Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Selling Stockholder to which the Selling Stockholder is a party or by which any property of the Selling Stockholder is bound or (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Selling Stockholder or any property of the Selling Stockholder; and

                          (vii) This Agreement has been dully authorized, executed and delivered by or on behalf of the Selling Stockholder.

                 The opinion of Louis L. Hoynes, Jr. described immediately above shall be rendered to you at the request of the Selling Stockholder and shall so state therein. In giving such opinions with respect to matters covered immediately above counsel for the Selling Stockholder may state its opinion and belief that its opinion and belief is based upon its participation in the preparation of the Registration Statement and Prospectus and any amendment or supplements thereto and review and discussion of the contents thereto, but are without check or verification except as specified.

         (g) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Kelley Maggs, Esq., General Counsel of the Company, to the effect that:

                          (i)     neither the Company nor any of its
                 subsidiaries has violated any Environmental Law or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole;

                          (ii) each of the Company and its subsidiaries has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws or the FDA, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

                          (iii) the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patents rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary of confidential information, systems or procedures), trademarks, services marks and trade names ("intellectual property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operation of the

                 Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

                          (iv) the statements under the captions "Business - Certain Legal and Regulatory Matters - Food Safety and Labeling" and "Federal Trade Communication" insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

         The opinion of the General Counsel of the Company described in Section 10(g) above shall be rendered to you at the request of the Company and shall so state therein.

         (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Underwriters, as to the matters referred to in Sections 10(e)(iv), 10(e)(vi) (but only with respect to the Company), 10(e)(ix) (but only with respect to the statements under the caption "Description of Capital Stock" and "Underwriting") and 10(e)(xvii).

         In giving such opinions with respect to the matters covered by Section 10(e)(xvii), counsel for the Underwriters may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

         (i) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Coopers & Lybrand, L.L.P., KPMG Peat Marwick LLP and Arthur Andersen LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letters delivered to you by such independent public accountants on the date of this Agreement.

         (j) The Company shall have delivered to you the agreements specified in Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

         (k) The Shares shall have been duly listed, subject to notice of issuance, on the NYSE.

         (l) The Company and the Selling Stockholder shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders, as the case may be, on or prior to the Closing Date.

         The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

         Furthermore, all the representations and warranties of the Selling Stockholder contained in this Agreement shall be true and correct in all material respects on the Option Closing Date with the same force and effect as if made on and as of the Option Closing Date and you shall have received on the Closing Date a certificate dated the Option Closing Date from the Selling Stockholder to such effect and to the effect that the Selling Stockholder has complied with in all material respects all of the agreements (and satisfied all of the conditions herein contained) and required to be complied with or satisfied by the Selling Stockholder on or prior to the Option Closing Date.

         SECTION 11. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

         If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule II and
Schedule III bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you, the Company and the Selling Stockholders for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non- defaulting Underwriter, the Company or the Selling
Stockholders.   In any such case which does not result in termination of this
Agreement, either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         SECTION 12. Agreements of the Selling Stockholder. The Selling Stockholder agrees with you and the Company:

         (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by the Selling Stockholder to the Underwriters.

         (b) To do and perform all things to be done and performed by the Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by the Selling Stockholder pursuant to this Agreement.

         SECTION 13. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to International Home Foods, Inc., 1663 Littleton Road, Parsippany, New Jersey 07054, (ii) if to the Selling Stockholder, to C. Dean Metropoulos, John H. Bess, N. Michael Dion, and Lynne Misericordia c/o International Home Foods, Inc., 1662 Littleton Road, Parsippany, New Jersey 07054 with a copy to Jeffrey Sherman c/o American Home Products Corporation, 5 Giralda Farma, Madison, New Jersey 07940 and (iii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, any QIU Indemnified Party, the Company, the officers or directors of the Company, any person controlling the Company, any Selling Stockholder or any person controlling the Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         If for any reason the Shares are not delivered by or on behalf of any Seller as provided herein (other than as a result of any termination of this Agreement pursuant to Section 11), the Sellers agree, jointly and severally, to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Sellers also agree, jointly and severally, to reimburse the several Underwriters, their directors and officers, any persons controlling any of the Underwriters and the QIU Indemnified Parties for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 8 hereof).

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, QIU Indemnified Parties the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                        Very truly yours,

                                        INTERNATIONAL HOME FOODS, INC.


                                        By:
                                           -------------------------------------
                                           Title:

                                        AHP SUBSIDIARY HOLDING CORPORATION


                                        By:
                                           -------------------------------------
                                           Attorney-in-fact




DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BT ALEX. BROWN INCORPORATED
CHASE SECURITIES, INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
GOLDMAN SACHS & CO.
MORGAN STANLEY,
   DEAN WITTER, DISCOVER & CO.

Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule II hereto

By   DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION

By:
   -------------------------------

DONALDSON, LUFKIN & JENRETTE
  INTERNATIONAL
BT ALEX, BROWN INTERNATIONAL
CHASE MANHATTAN LIMITED
  INTERNATIONAL
CREDIT SUISSE FIRST BOSTON
  (EUROPE) LIMITED
GOLDMAN, SACHS INTERNATIONAL
MORGAN STANTLEY & CO. INTERNATIONAL


Acting severally on behalf of themselves and the several Underwriters named in
  Schedule II hereto

By:  DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION


By:
   -------------------------------

                                   SCHEDULE I


                              Selling Stockholder

                                                                     Number of Firm
Name                                                                Shares Being Sold
----                                                                -----------------
AHP Subsidiary Holding Corporation



                                                                          --------
                                                   Total

                                  SCHEDULE II

                                                                       Number of Firm Shares
U.S. Underwriters                                                         to be Purchased
-----------------                                                      ---------------------
Donaldson, Lufkin & Jenrette Securities
   Corporation  . . . . . . . . . . . . . . . . . . . . . . . . .
BT Alex. Brown Incorporated . . . . . . . . . . . . . . . . . . .
Chase Securities, Inc.  . . . . . . . . . . . . . . . . . . . . .
Credit Suisse First Boston Corporation  . . . . . . . . . . . . .
Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . . . . . .
Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . . . .


                                                                             ----------
                                                            Sub Total        10,898,000

                                  SCHEDULE III



                                                                    Number of Firm Shares
International Managers                                                to be Purchased
----------------------                                              ---------------------
Donald, Lufkin & Jenrette
  International Limited . . . . . . . . . . . . . . . . . . . . .
BT Alex. Brown International  . . . . . . . . . . . . . . . . . .
Chase Manhattan International Limited . . . . . . . . . . . . . .
Credit Suisse First Boston (Europe) Limited . . . . . . . . . . .
Goldman, Sachs International  . . . . . . . . . . . . . . . . . .
Morgan Stanley & Co. International  . . . . . . . . . . . . . . .


                                                                             ---------
                                                   Sub Total                 2,754,500

                                    Annex I


[Insert names of stockholders of the Company who will be required to sign lock ups]